Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell

Vice Chairman, President and

Chief Financial Officer

(650) 234-6000

ROBERT HALF INTERNATIONAL REPORTS THIRD-QUARTER FINANCIAL RESULTS

Net Income Per Share More Than Doubles on 20 Percent Increase in Revenues

MENLO PARK, California, October 25, 2011 — Robert Half International Inc. (NYSE symbol: RHI) today reported revenues and earnings for the third quarter ended September 30, 2011.

For the quarter ended September 30, 2011, net income was $44.2 million or $.31 per share, on revenues of $984.7 million. Net income for the prior year’s third quarter was $20.6 million or $.14 per share, on revenues of $817.3 million.

For the nine months ended September 30, 2011, net income was $107.3 million or $.74 per share, on revenues of $2.80 billion. For the nine months ended September 30, 2010, net income was $41.3 million or $.27 per share, on revenues of $2.32 billion.

“We saw broad-based demand for our professional services throughout the third quarter, resulting in double-digit year-over-year revenue growth rates for the fifth consecutive quarter,” said Harold M. Messmer, Jr., chairman and CEO of Robert Half International. “All of our divisions performed well, led by our technology staffing division.”

Messmer added, “We were particularly pleased with the continuing expansion of our gross margins across our temporary staffing divisions.”

Robert Half International management will conduct a conference call today at 5 p.m. EDT. The dial-in number is 877-814-0475 (+1-706-643-9224 outside the United States). The password to access the call is “Robert Half.” A taped recording of this call will be available for replay beginning at approximately 8 p.m. EDT today and ending at 8 p.m. EDT on November 1. The dial-in number for the replay is 855-859-2056 (+1-404-537-3406 outside the United States). To access the replay, enter conference ID# 99188941. The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc., the world’s first and largest specialized staffing firm, is a recognized leader in professional consulting and staffing services, and is the parent company of Protiviti®, a global consulting and internal audit firm composed of experts in risk, advisory and transaction services. The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and senior-level project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for interactive, design, marketing, advertising and public relations professionals.

Robert Half International has staffing and consulting operations in more than 400 locations worldwide.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: the global financial and economic situation; changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; the company’s ability to comply with governmental regulations affecting personnel services businesses in particular or employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; the company’s reliance on short-term contracts for a significant percentage of its business; litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings; the ability of the company to manage its international operations and comply with foreign laws and regulations; the impact of fluctuations in foreign currency exchange rates; the possibility that the additional costs the company will incur as a result of health care reform legislation may adversely affect the company’s profit margins or the demand for the company’s services; the possibility that the company’s computer and communications hardware and software systems could be damaged or their service interrupted; and the possibility that the company may fail to maintain adequate financial and management controls and as a result suffer errors in its financial reporting.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this release is available at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter		Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)

Net service revenues	$984,668	$817,258	$2,803,503	$2,323,521
Direct costs of services	592,765	508,118	1,701,223	1,456,395

Gross margin	391,903	309,140	1,102,280	867,126

Selling, general and administrative expenses	319,817	271,978	924,705	795,165
Amortization of intangible assets	39	46	118	362
Interest income	(148)	(153)	(598)	(321)

Income before income taxes	72,195	37,269	178,055	71,920
Provision for income taxes	28,027	16,645	70,757	30,641

Net income	$44,168	$20,624	$107,298	$41,279

Net income available to common stockholders—diluted	$43,556	$20,099	$105,740	$39,430

Diluted net income per share	$.31	$.14	$.74	$.27

Shares:
Basic	139,449	142,230	141,118	143,182
Diluted	140,433	143,000	142,373	144,327

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter		Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)

REVENUES:
Accountemps	$366,364	$312,361	$1,041,962	$895,986
OfficeTeam	196,272	163,358	561,284	455,212
Robert Half Technology	113,842	87,302	315,501	244,221
Robert Half Management Resources	118,244	98,157	343,026	284,242
Robert Half Finance & Accounting	79,064	57,177	227,331	161,949
Protiviti	110,882	98,903	314,399	281,911

Total	$984,668	$817,258	$2,803,503	$2,323,521

GROSS MARGIN:
Temporary and consultant staffing	$282,441	$225,304	$791,594	$637,801
Permanent placement staffing	79,017	57,153	227,189	161,858
Risk consulting and internal audit services	30,445	26,683	83,497	67,467

Total	$391,903	$309,140	$1,102,280	$867,126

OPERATING INCOME:
Temporary and consultant staffing	$61,196	$31,957	$145,507	$72,473
Permanent placement staffing	7,719	5,092	29,461	13,748
Risk consulting and internal audit services	3,171	113	2,607	(14,260)

Total	$72,086	$37,162	$177,575	$71,961

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$39	$46	$118	$362
Depreciation expense	$12,806	$13,460	$38,509	$42,370
Capital expenditures	$13,333	$7,637	$41,708	$22,049
Open market repurchases of common stock (shares)	2,063	475	5,021	2,961

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	September 30,
	2011	2010
	(Unaudited)

SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$242,726	$311,056
Accounts receivable, less allowances	$516,047	$427,770
Total assets	$1,308,535	$1,284,232
Current liabilities	$483,398	$404,720
Notes payable and other indebtedness, less current portion	$1,572	$1,688
Total stockholders’ equity	$791,950	$850,338

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